Exhibit 10.1

FIRST AMENDMENT TO THE NTELOS HOLDINGS CORP.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT TO THE NTELOS HOLDINGS CORP. AMENDED AND RESTATED EQUITY INCENTIVE PLAN (this “First Amendment”) is made and entered into effective as of December 18, 2008, by NTELOS Holdings Corp., a Delaware corporation (the “Company”).

WHEREAS, the Company previously established the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan (the “Plan”), effective as of February 13, 2006; and

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Company (the “Board”) has the power to amend the Plan, which amendment will not require the approval of the Company’s stockholders unless such approval is required by law or the rules of any stock exchange on which the Company’s securities are traded or such amendment (i) increases the benefits accruing to Participants under the Plan, such as any amendment to permit a repricing or decrease in the Exercise Price of any outstanding Options, (ii) increases the number of shares of Common Stock that may be issued under the Plan or (iii) modifies the requirements as to eligibility for participation under the Plan; and

WHEREAS, the Company now desires to amend the Plan, as set forth below, to change the time after a Termination Date after which a Holder of an Option may exercise the Option; and

WHEREAS, the Board has approved this First Amendment and has determined that it does not require the approval of the Company’s stockholders.

NOW, THEREFORE, the Company hereby amends the Plan as follows, to be effective as of the date set forth above.

1. Capitalized terms that are used but not defined in this First Amendment shall have the same meanings as specified in the Plan.

2. New Section 2.35 of the Plan is added to read as follows:

“Retirement” means the termination of Holder’s employment or service with the Company and its Subsidiaries and Affiliates on or after qualifying for early or normal retirement in accordance with the Company’s written policies for retirement.

3. Section 7.9 of the Plan is amended in its entirety to read as follows:

If a Holder incurs a Termination Date due to death or Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 12 months from the Termination Date or (y) until the termination of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Award Agreement (in which case the terms of the Award Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

4. Section 7.11 of the Plan is amended in its entirety to read as follows:

If a Holder incurs a Termination Date for any reason, other than as described in Sections 7.9 or 7.10 above or Sections 7.13 or 7.14 below, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 30 days from the Termination Date, provided that such period shall be three months from the Termination Date if the Holder incurs a termination of service or employment by the Company, its subsidiaries and Affiliates other than for Cause, or (y) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Award Agreement (in which case the terms of the Award Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

5. New Section 7.13 of the Plan is added to read as follows:

If a Holder incurs a Termination Date due to Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 12 months from the Termination Date or (y) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Award Agreement (in which case the terms of the Award Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

6. New Section 7.14 of the Plan is added to read as follows:

If a Holder incurs a termination of service or employment by the Company, its Subsidiaries and its Affiliates involuntarily and without cause in contemplation of or within nine months after a Change in Control (as provided in the applicable Award Agreement), any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of six months from the Termination Date or (y) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Award Agreement (in which case the terms of the Award Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

7. The first sentence of Section 8.5 of the Plan is amended in its entirety to read as follows:

SARS shall be subject to the same terms and conditions applicable to Options as stated in Sections 7.3, 7.5, 7.6, 7.8, 7.9, 7.10, 7.11, 7.13 and 7.14.

8. Notwithstanding the foregoing, the terms of the Plan as in effect prior to the First Amendment and to the extent not inconsistent herewith are hereby ratified and affirmed in full.

9. This First Amendment shall be applied prospectively to any Awards granted under the Plan on or after the effective date of the First Amendment. Awards granted prior to the effective date of the First Amendment shall continue to be governed by the terms of the Plan and the applicable Award Agreement as in effect prior to this First Amendment.